EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference into the accompanying Third Post-Effective Amended Registration Statement on Form S-8 for NMXS.com, Inc., of our report dated February 6, 2003, relating to our audit of the financial statements of NMXS.com, Inc. and subsidiaries for the year ended December 31, 2001, included in the Amended Anual Report on
Form 10-KSB/A-1 for the year ended December 31, 2001.

/s/ Beckstead and Watts, LLP
Beckstead and Watts, LLP

Las Vegas, Nevada
February 12, 2003